                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 SAUCONY, INC.
                (Name of Registrant as Specified In Its Charter)

                                 SAUCONY, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                                  SAUCONY, INC.
                               13 CENTENNIAL DRIVE
                           PEABODY, MASSACHUSETTS 01960

                         --------------------------------

                     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 1999

                         --------------------------------

     The Annual Meeting of Stockholders of Saucony, Inc. (the "Company") will be held at the offices of the Company, 13 Centennial Drive, Peabody, Massachusetts, on Thursday, May 20, 1999 at 11:00 a.m., local time, to consider and act upon the following matters:

          1.  To elect six directors.

          2. To ratify the selection by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

          3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of record of the Company's Class A Common Stock at the close of business on April 1, 1999 will be entitled to vote at the meeting or any adjournment thereof.

                                            By Order of the Board of Directors,

                                            David E. Redlick, Clerk

Peabody, Massachusetts
April 16, 1999

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                                 SAUCONY, INC.
                              13 CENTENNIAL DRIVE
                          PEABODY, MASSACHUSETTS 01960

                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1999

                            ------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Saucony, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on May 20, 1999 and at any adjournment of that meeting (the "Annual Meeting"). All shares of Class A Common Stock, $.33 1/3 par value per share, of the Company (the "Class A Common Stock") for which proxies are submitted will be voted in accordance with the stockholders' instructions, and if no choice is specified, the shares will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation to the Clerk of the Company or by voting in person at the Annual Meeting.

     The Company's Annual Report for the fiscal year ended January 1, 1999 ("fiscal 1998") is being mailed to stockholders with the mailing of this Notice and Proxy Statement, which is first being mailed to stockholders on or about April 16, 1999.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended January 1, 1999 as filed with the Securities and Exchange Commission (the "Commission"), excluding exhibits, will be furnished without charge to any stockholder upon written request to Terence P. Chin, Chief Financial Officer, Saucony, Inc., 13 Centennial Drive, Peabody, Massachusetts 01960. Exhibits will be provided upon written request and payment of an appropriate processing fee.

VOTING SECURITIES AND VOTES REQUIRED

     The Board of Directors has fixed April 1, 1999 as the record date (the "Record Date") for determining holders of Class A Common Stock who are entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 2,679,027 shares of Class A Common Stock. Each share is entitled to one vote. The holders of the Company's Class B Common Stock, $.33 1/3 par value per share (the "Class B Common Stock"), are not entitled to vote at the Annual Meeting.

     The holders of a majority of the shares of Class A Common Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Class A Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

     Although Massachusetts law no longer requires that the Company's auditors be approved each year by the holders of Class A Common Stock, the Board of Directors continues the practice of submitting such action to the holders of Class A Common Stock for their approval because the Board deems it appropriate to do so. The affirmative vote of the holders of a plurality of the shares of Class A Common Stock voting on the matter is required for the election of directors. The affirmative vote of the holders of a majority of the shares of

Class A Common Stock voting on the matter is required to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the shares voting on the matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth information concerning beneficial ownership of the Company's Class A Common Stock and Class B Common Stock (collectively, the "Common Stock") by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock, (ii) each director, (iii) each of the executive officers named in the Summary Compensation Table set forth in "Compensation of Executive Officers" below (the "Named Executive Officers") and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes to the table, all information set forth in the table is as of March 31, 1999.

     The number of shares beneficially owned by each person and shown below is determined under rules of the Commission, and the information is not necessarily indicative of ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after March 31, 1999 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table. The inclusion herein of any shares of Common Stock deemed under the rules of the Commission to be beneficially owned does not constitute an admission by such stockholder of beneficial ownership of those shares of Common Stock.

                                                     NUMBER OF SHARES           PERCENTAGE OF
                                                    BENEFICIALLY OWNED        CLASS OUTSTANDING
                                                  ----------------------      ------------------
                5% STOCKHOLDERS                    CLASS A       CLASS B      CLASS A    CLASS B
                ---------------                   ---------      -------      -------    -------
John H. Fisher..................................    890,936(1)   239,261(2)    33.3%       6.6%
  c/o Saucony, Inc.
  13 Centennial Drive
  Peabody, MA 01960
Charles A. Gottesman and Merrill F. Gottesman...    890,936(3)   226,167(4)    33.3%       6.3%
  c/o Saucony, Inc.
  13 Centennial Drive
  Peabody, MA 01960
PooRoo LLC......................................    382,472(5)        --       14.3%        --
  c/o Saucony, Inc.
  13 Centennial Drive
  Peabody, MA 01960
Dimensional Fund Advisors Inc. .................    179,300(6)        --        6.7%        --
  1299 Ocean Avenue
  Santa Monica, CA 90401
OTHER DIRECTORS
John M. Connors, Jr.............................         --       13,500(7)      --        0.4%

                                                     NUMBER OF SHARES           PERCENTAGE OF
                                                    BENEFICIALLY OWNED        CLASS OUTSTANDING
                                                  ----------------------      ------------------
                5% STOCKHOLDERS                    CLASS A       CLASS B      CLASS A    CLASS B
                ---------------                   ---------      -------      -------    -------
Phyllis H. Fisher...............................         --       12,502(8)      --        0.4%
Robert J. LeFort, Jr............................         --       18,500(9)      --        0.5%
John J. Neuhauser...............................         --       28,500(10)     --        0.8%
OTHER NAMED EXECUTIVE OFFICERS
Terence P. Chin.................................         --       12,500         --        0.4%
Arthur E. Rogers, Jr............................     11,750        3,220(11)    0.4%       0.1%
Wolfgang Schweim................................        800        9,350(12)     --        0.3%
Kenneth W. Graham...............................      1,000(13)    9,724(13)     --        0.3%
All directors and executive officers as a group
  (14 persons)..................................  1,247,350(14)  533,154(15)   46.5%      14.2%

---------------

 (1) Includes 382,472 shares held by PooRoo LLC of which each of Mr. Fisher and his sister, Merrill F. Gottesman, has a 50% membership interest and shares investment and voting power; 166,820 shares held in trust for the benefit of Mr. Fisher and Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power; 1,333 shares held by Mr. Fisher's daughter for which Mr. Fisher exercises sole voting and investment power; 311,129 shares held by Mr. Fisher for which he exercises sole investment and voting power; 4,000 shares held by Mrs. Donna Fisher, Mr. Fisher's wife; 14,382 shares held in trust for the benefit of Mr. Fisher's children, for which Mr. Fisher is the trustee and exercises sole voting power; and 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole voting and investment power. Beneficial ownership is determined pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended. Mr. Fisher disclaims beneficial ownership of 191,236 shares held by PooRoo LLC of which Mr. Fisher and Mrs. Gottesman share investment and voting power, and further disclaims beneficial ownership of 83,410 shares held in trust for the benefit of Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power.

 (2) Includes 46,820 shares held in trust for the benefit of Mr. Fisher and Mrs. Gottesman for which Mr. Fisher and Mrs. Gottesman are trustees and share investment and voting power; 10,800 shares held in a generation skipping trust for which Mr. Fisher exercises sole investment power; 1,582 shares held in trust for the benefit of Mr. Fisher's daughter for which Mr. Fisher is the trustee and exercises sole investment and voting power; 128,359 shares held by Mr. Fisher for which he exercises sole investment and voting power; and 51,700 shares which Mr. Fisher has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1999. Beneficial ownership is determined pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended. Mr. Fisher disclaims beneficial ownership of 23,410 shares on which Mr. Fisher and Mrs. Gottesman share investment power.

 (3) Includes 382,472 shares held by PooRoo LLC of which each of Merrill F. Gottesman and John H. Fisher has a 50% membership interest and shares investment and voting power; 166,820 shares held in trust for the benefit of Mrs. Gottesman and Mr. Fisher for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power; 10,666 shares held by Mr. and Mrs. Gottesman's daughters for which Mr. and Mrs. Gottesman exercise shared investment and voting power; 7,964 shares held in trust for the benefit of Mr. and Mrs. Gottesman's daughters for which Mrs. Gottesman is the trustee and exercises sole investment and voting power; 101,481 shares held in the name of Mr. Gottesman; and 221,533 shares held in the name of Mrs. Gottesman. Beneficial ownership is determined pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended.

     Mr. Gottesman disclaims beneficial ownership of 191,236 shares held by PooRoo LLC of which Mrs. Gottesman and Mr. Fisher share investment and voting power, and further disclaims beneficial ownership or benefit of 83,410 shares held in trust for the benefit of Mr. Fisher for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power.

 (4) Includes 120,613 shares which Mr. Gottesman jointly owns with his wife, Merrill F. Gottesman; 3,164 shares held in trust for the benefit of Mr. and Mrs. Gottesman's daughters for which Mrs. Gottesman is trustee and exercises sole investment power; 46,820 shares held in trust for the benefit of Mrs. Gottesman and Mr. Fisher for which Mrs. Gottesman and Mr. Fisher are trustees and share investment and voting power; 10,800 shares held in the name of Mrs. Gottesman; and 44,770 shares which Mr. Gottesman has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1999. Beneficial ownership is determined pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended. Mr. Gottesman disclaims beneficial ownership of 23,410 shares on which Mrs. Gottesman and Mr. Fisher share investment power.

 (5) The information reported is based on a Schedule 13D, dated February 26, 1999, filed with the Commission by PooRoo LLC, PooRoo, Inc., John H. Fisher and Charles A. Gottesman and Merrill F. Gottesman. PooRoo LLC is the direct owner of 382,472 shares. PooRoo, Inc. is the managing member of PooRoo LLC and as a result is deemed to have an indirect interest in and the power to direct the vote and disposition of the 382,472 shares held by PooRoo LLC.

 (6) The information reported is based on a Schedule 13G, dated December 31, 1998, filed with the Commission by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional is a registered investment advisor and deemed to have beneficial ownership of all of such shares. These shares are held in investment vehicles, including commingled group trusts, to which Dimensional serves as investment advisor and investment manager. Dimensional disclaims beneficial ownership of all such shares.

 (7) Consists of 13,500 shares which Mr. Connors has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1999.

 (8) Includes 7,500 shares of Class B Common Stock which Mrs. Fisher has the right to acquire pursuant to outstanding stock options exercisable within 60 days of March 31, 1999 and 5,002 shares held by Mrs. Fisher for which she exercises sole investment power.

 (9) Consists of 18,500 shares which Mr. LeFort has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1999.

(10) Consists of 28,500 shares which Mr. Neuhauser has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1999.

(11) Consists of 3,220 shares which Mr. Rogers has the right to acquire pursuant to outstanding options exercisable within 60 days of March 31, 1999.

(12) Includes 8,550 shares which Mr. Schweim has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1999. Mr. Schweim also has the right to acquire (a) 3,000 shares of Class B Common Stock pursuant to an outstanding option exercisable within 60 days after March 31, 1999 if the closing price of the Company's Class B Common Stock (based on the average closing price over a period of 20 trading days) exceeds $6.75 per share and (b) 3,000 shares of Class B Common Stock pursuant to an outstanding option exercisable within 60 days after March 31, 1999 if the closing price of the Company's Class B Common Stock (based on the average closing price over a period of 20 trading days) exceeds $9.25 per share.

(13) Consists of 1,000 shares and 9,724 shares of Class A Common Stock and Class B Common Stock, respectively, which Mr. Graham has the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1999.

(14) Includes a total of 1,900 shares which all executive officers and directors have the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1999.

(15) Includes a total of 192,394 shares which all executive officers and directors have the right to acquire pursuant to outstanding options exercisable within 60 days after March 31, 1999.

     There are no agreements among any of the foregoing persons or entities with respect to the voting of shares of Class A Common Stock of the Company.

                             ELECTION OF DIRECTORS

     Unless otherwise instructed, the persons named in the accompanying proxy will vote to elect as directors the six nominees named below, all of whom are presently directors of the Company. The proxy may not be voted for more than six directors. If a nominee becomes unable or unwilling to serve as a director, the person acting under the proxy may vote the proxy for the election of a substitute. It is not presently contemplated that any of the nominees will be unwilling to serve as a director.

     Set forth below are the name and age of each nominee for director and the positions and offices held by him or her with the Company, his or her principal occupation and business experience during the past five years, the names of other publicly held companies of which he or she serves as a director and the year of the commencement of his or her term as a director of the Company.

     JOHN M. CONNORS, JR., age 56, has been a director since 1998. Mr. Connors has been Chief Executive Officer of Hill, Holliday, Connors, Cosmopulos, Inc., an advertising firm, since 1968. He is a member of the board of directors of Lycos, Inc., an Internet company, and Geerlings & Wade, Inc., a direct marketer of wines.

     JOHN H. FISHER, age 51, has been a director since 1980. Mr. Fisher has been Chief Executive Officer of the Company since 1991. He served as Chief Operating Officer from 1985 to 1991, as Executive Vice President from 1981 to 1985 and as Vice President, Sales from 1979 to 1981. Mr. Fisher is a member of the World Federation of Sporting Goods Industries, is the former Chairman of the Athletic Footwear Council of the Sporting Goods Manufacturers Association, and is a member of various civic associations. Mr. Fisher is the son of Phyllis H. Fisher and the brother-in-law of Charles A. Gottesman.

     PHYLLIS H. FISHER, age 76, is a retired investor and has been a director since 1982.

     CHARLES A. GOTTESMAN, age 48, has been a director since 1983. Mr. Gottesman has served as Executive Vice President and Chief Operating Officer of the Company since 1992, Executive Vice President, Finance from 1989 to 1992, Senior Vice President from 1987 to 1989, Vice President from 1985 to 1987, Treasurer from 1983 to 1989, and in a number of other capacities beginning in 1977. Mr. Gottesman is the son-in-law of Phyllis H. Fisher and the brother-in-law of John
H. Fisher.

     ROBERT J. LEFORT, JR., age 45, has been a director since 1997. Mr. LeFort has served since 1992 as President of Magnetix Group, an audio duplication and fully integrated order fulfillment company.

     JOHN J. NEUHAUSER, age 56, has been a director since 1989. Mr. Neuhauser has been Dean of Boston College's Carroll School of Management (business school) since 1978. From 1971 to 1977, he held the position of Associate Professor and Chairman of the Computer Science Department of Boston College. He is presently a director of all of the mutual funds of the Colonial Group and is a director of Logic World, Inc. and of Wakefield Software Systems, Inc., companies engaged in the computer industry. He currently is a Corporator of Emerson Hospital and is a former member of the Executive Committee of the Boston Management Consortium.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors met four times during fiscal 1998 and acted by written consent on eight occasions. Each director attended at least 75% of the aggregate number of Board meetings and the number of meetings held by all committees on which he or she then served.

     The Company has a standing Audit Committee of the Board of Directors, which reviews the effectiveness of the auditors during the annual audit, reviews the adequacy of financial statement disclosures, discusses the Company's internal control policies and procedures and considers and recommends the selection of the Company's independent accountants. The Audit Committee met once during fiscal 1998. The members of the Audit Committee are Messrs. LeFort and Neuhauser.

     The Company also has a standing Compensation Committee of the Board of Directors, which is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other Named Executive Officers, and setting the compensation levels for these individuals. The Compensation Committee also considers and makes recommendations to the Board of Directors with respect to such matters as the establishment and implementation of employee incentive plans and administers the Company's 1993 Equity Incentive Plan. The Compensation Committee acted by written consent on three occasions during fiscal 1998. The members of the Compensation Committee are Messrs. LeFort and Neuhauser. See "Report of the Compensation Committee on Executive Compensation."

     The Company has no standing nominating committee of the Board of Directors.

COMPENSATION OF DIRECTORS

     Non-employee directors are paid an annual retainer of $15,000.

COMPENSATION OF EXECUTIVE OFFICERS

     Summary Compensation Table. The following table sets forth certain information with respect to the compensation, for the last three fiscal years, of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers during fiscal 1998:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG-TERM
                                                                     COMPENSATION(1)
                                                                  ---------------------
                                        ANNUAL COMPENSATION              AWARDS
                                    ---------------------------   ---------------------
                                                                  SECURITIES UNDERLYING      ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR    SALARY      BONUS            OPTIONS          COMPENSATION(2)
   ---------------------------      ----   --------    --------   ---------------------   ---------------
John H. Fisher....................  1998   $315,406    $220,646              --               $12,866
  President and                     1997    305,660          --          12,750                12,696
  Chief Executive Officer           1996    277,821      73,762              --                12,553
Charles A. Gottesman..............  1998    283,865     220,646                                13,885
  Executive Vice President          1997    275,094          --          12,750                13,026
  and Chief Operating Officer       1996    250,039      73,762              --                14,302
Arthur E. Rogers, Jr..............  1998    180,000(3)   87,500              --                 7,353
  President, Saucony North          1997    130,000          --          11,100                 1,625
  America                           1996    121,923          --              --                 1,524
Wolfgang Schweim..................  1998    224,536      10,000              --                 2,666
  President, Saucony                1997    213,561          --          12,750                 3,183
  International                     1996    210,848          --              --                 3,183
Kenneth W. Graham.................  1998    165,735      10,000              --                 5,045
  Senior Vice President             1997    149,269          --           9,800                 4,931
  Research & Development            1996    135,000          --              --                 4,688

---------------

(1) The Company does not have a long-term compensation plan that includes long-term incentive payouts. No stock appreciation rights (SARs) have been granted to or are held by any of the Named Executive Officers.

(2) Amounts shown in this column represent (i) the Company's payment of split-dollar life insurance premiums, (ii) the Company's contributions under its tax-qualified and deferred 401(k) savings plan, (iii) the Company's contributions under its Non-Qualified Retirement Plan and (iv) the value of below-market loans made by the Company to the Named Executive Officers (the value based on the difference between the market interest rate and the actual interest rate). The Company paid split-dollar life insurance premiums of $10,500, $11,050, $5,000, $2,666 and $3,000 for Messrs. Fisher,
    Gottesman, Rogers, Schweim, and Graham, respectively, for the last fiscal year. The Company's contributions under its Non-Qualified Retirement Plan for Messrs. Fisher, Gottesman, Rogers, and Graham for the last fiscal year were $2,366, $2,835, $2,353, and $2,045, respectively.

(3) Mr. Rogers was promoted to the position of President, Saucony North America in January 1998.

     Aggregated Option Exercises in last Fiscal Year and Fiscal Year End Option Table. The following table sets forth certain information regarding stock options exercised during fiscal 1998 and held as of January 1, 1999 by the Named Executive Officers. None of the Named Executive Officers were granted any stock options during fiscal 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                           NUMBER OF SHARES             VALUE OF UNEXERCISED
                            SHARES                      UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                           ACQUIRED                   OPTIONS AT FISCAL YEAR-END         FISCAL YEAR-END(2)
                              ON          VALUE      ----------------------------    ---------------------------
          NAME             EXERCISE    REALIZED(1)   EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
          ----             --------    -----------   -----------    -------------    -----------   -------------
John H. Fisher...........   28,728(3)    $44,888       51,700(3)       10,200(3)      $121,434        $18,488
Charles A. Gottesman.....   25,832(3)    $40,363       44,770(3)       10,200(3)      $106,697        $18,488
Arthur E. Rogers, Jr.....       --            --        3,070(3)        9,130(3)      $  5,386        $16,545
Wolfgang Schweim.........       --            --       20,550(3)       14,700(3)      $ 40,622        $27,488
Kenneth Graham...........       --            --       10,724(4)        7,840(3)      $ 37,793        $14,210

---------------

(1) Value based on last sale price of the Class B Common Stock on the date of exercise less the exercise price.

(2) Value based on last sale price of the Common Stock at the fiscal year end ($7.125 per share of Class A Common Stock and $6.250 per share of Class B Common Stock) less the exercise price.

(3) Represents shares of Class B Common Stock.

(4) Consists of 1,000 shares of Class A Common Stock with an in-the-money value of $4,875 and 9,724 shares of Class B Common Stock with an in-the-money value of $32,918.

EXECUTIVE COMPENSATION

     All Vice Presidents of the Company are eligible to participate in the Company's Vice President Bonus Plan, which was approved by the Board of Directors, upon recommendation of the Compensation Committee. To be eligible for this plan, an executive must be a Vice President for the entire fiscal year. Bonuses awarded to a Vice President under this plan are capped at 25% of such Vice President's salary for the previous fiscal year, and are based on the level of attainment of certain sales and pre-tax profit objectives of the Company or the division for which the Vice President is responsible.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors consists of Messrs. LeFort and Neuhauser. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors is responsible for establishing compensation policies with respect to the Company's executive officers, including the Chief Executive Officer and the other executive officers named in the Summary Compensation Table, and setting the compensation for these individuals.

     The Compensation Committee seeks to achieve three broad goals in connection with the Company's executive compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. In order to ensure continuity of certain key members of management, the Compensation Committee has approved in the past multi-year employment contracts. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company and/or the individual executive's particular business unit. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's executive compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of the compensation of the Company's executives with the performance of the Company's Common Stock.

     The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the objectives described above: base salary; annual cash bonus; and a stock-based equity incentive in the form of participation in the Equity Incentive Plan. In establishing base salaries for executives, the Compensation Committee monitors salaries at other companies, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other executives at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions, the Company's financial performance and the individual's performance in establishing base salaries of executives.

     The Compensation Committee believes that the Chief Executive Officer's base salary for fiscal 1998 was appropriate based on its evaluation of Mr. Fisher's performance during fiscal 1998 and his historic and anticipated future contributions to the Company. The Compensation Committee also believes that the base salary levels of its other executive officers were appropriate in light of the factors described in the preceding paragraph.

     The Compensation Committee generally structures cash bonuses by linking them to the achievement of specified Company and/or business unit performance objectives. In accordance with the provisions of their expired employment agreements, the bonuses awarded to Messrs. Fisher and Gottesman were based upon a percentage of pre-tax net income of the Company. The bonus for Mr. Fisher for fiscal 1998 of $220,646 was equal to approximately 4% of the Company's pre-tax profit. The Compensation Committee believes that awarding Mr. Fisher this type of bonus effectively aligns Mr. Fisher's compensation with the success of the Company and was appropriate based upon the Compensation Committee's evaluation of Mr. Fisher's performance in fiscal 1998. Key quantitative factors affecting the Compensation Committee's evaluation of Mr. Fisher included the Company's revenues and pre-tax profit. The key qualitative factor affecting the Compensation Committee's evaluation of Mr. Fisher was his leadership of the Company.

     For other executive officers, the Board of Directors, upon recommendation of the Compensation has adopted a Vice President Bonus Plan pursuant to which Vice Presidents of the Company are eligible for bonuses (calculated as a percentage of annual salary) upon the attainment of certain sales and pre-tax profit objectives which are fixed by the Board of Directors for the Company or certain of its divisions.

     Reflecting Company performance in 1997, no stock option grants were made to any Executive Officer in fiscal 1998.

                                            Robert J. LeFort, Jr.
                                            John J. Neuhauser

                            STOCK PERFORMANCE CHART

     Since 1993, total shareholder return's on the Company's outstanding Common Stock has been compared against the Shoes Index and the S&P 500. Beginning with the current Proxy Statement, total shareholder returns on Company stock will be compared against a Saucony Footwear Group Index to reflect the cessation of traded shares in one component (L.A. Gear) of the old Shoes Index and to broaden the number of included companies. In addition, the Company's performance will be compared against the broader market based Russell 2000 Index. These changes in benchmarks are being undertaken to provide better comparability between the Company and an established identifiable peer group, and to recognize the modest market capitalization of the Company's shares in contrast to the larger companies reflected in the S&P 500.
PERFORMANCE CHART

                                                                        SAUCONY FOOTWEAR         S&P 500
                                 SAUCONY, INC.     RUSSELL 2000 INDEX       INDEX (1)        COMPOSITE INDEX     SHOES INDEX (2)
                                 -------------     ------------------   ----------------     ---------------     ---------------
'1993'                              100.00               100.00              100.00              100.00              100.00
'1994'                               87.31                96.82               72.32              101.37              108.65
'1995'                               70.44               122.19               63.73              139.82               99.22
'1996'                               89.61               140.23              102.46              173.66              120.61
'1997'                               70.16               169.00               82.21              230.67              143.94
'1998'                              121.72               163.18               54.97              296.17               99.59

(1) Saucony Footwear Index consists of Converse, Inc., Fila Holdings SPA, K-Swiss, Inc. - Class A, Stride Rite Corp., Timberland Co. - Class A, and Vans, Inc. The returns of each component company of the Saucony Footwear Index is weighted according to the respective company's stock market capitalization at the beginning of the period.

(2) Shoes Index includes K-Swiss, Inc. - Class A and Vans, Inc. and the returns of each component company of the Shoes Index is weighted according to the respective company's stock market capitalization at the beginning of the period.

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the stockholders, the Board of Directors, on the recommendation of its Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year. PricewaterhouseCoopers LLP (or one of its predecessor firms) has been the Company's independent accountants for the six most recent fiscal years.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Except as set forth below, and based solely on its review of copies of reports filed by the Reporting Persons and furnished to the Company, the Company believes that during 1998 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements. Phyllis H. Fisher, John H. Fisher and Charles A. Gottesman and Merrill F. Gottesman did not timely file a Form 4 with the Commission in connection with certain gifts of Class A Common Stock made by Mrs. Fisher during December 1998.

                                 OTHER MATTERS

     Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitations of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telecopy, personal interviews, and other means. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in connection therewith.

     Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy card for the Company's 2000 Annual Meeting of Stockholders (the "2000 Annual Meeting") must be submitted to the Clerk of the Company at its offices, 13 Centennial Drive, Peabody, Massachusetts 01960, no later than December 31, 1999.

     If a stockholder of the Company wishes to present a proposal before the 2000 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy card, such stockholder must also give written notice to the Clerk of the Company at the address noted above. The Clerk must receive such notice no later than March 22, 2000. If a stockholder fails to provide timely notice of a proposal to be presented at the 2000 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

                                            By Order of the Board of Directors,

                                            David E. Redlick, Clerk

April 16, 1999

                            ------------------------

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

PROXY                             SAUCONY, INC.                            PROXY

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 20, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                OF THE COMPANY.

     This undersigned, having received notice of the meeting and the proxy statement therefor, and revoking all prior proxies, hereby appoint(s) John H. Fisher and Charles A. Gottesman, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of Saucony, Inc. (the "Company") to be held at the Company's headquarters, 13 Centennial Drive, Peabody, Massachusetts 01960 at 11:00 a.m. (local time), on Thursday, May 20, 1999 and any adjourned sessions thereof, and there to vote and act upon the following matters in respect of shares of Class A Common Stock of the Company which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess if personally present. Each of the following matters is being proposed by the Company.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

                         (TO BE SIGNED ON REVERSE SIDE)

                        PLEASE SIGN, DATE AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                 SAUCONY, INC.

                                  MAY 20, 1999



                Please Detach and Mail in the Envelope Provided

A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, PRINT
               THAT NOMINEE'S NAME IN THE LINE PROVIDED BELOW.)

                    FOR            WITHHELD
1. Election of      [ ]               [ ]         NOMINEES:
   Directors                                           John M. Connors, Jr.
                                                       John H. Fisher
FOR (ALL NOMINEES EXCEPT AS MARKED BELOW)              Phyllis H. Fisher
                                                       Charles A. Gottesman
                                                       Robert J. LeFort, Jr.
                                                       John J. Neuhauser
-----------------------------------------------------


                                        FOR      AGAINST    ABSTAIN
2. Ratification of the selection of     [ ]        [ ]        [ ]
   PricewaterhouseCoopers LLP as the
   Company's independent accountants.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

     Attendance of the undersigned at the meeting or at any adjourned session thereof, will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person. If the undersigned hold(s) any of the shares of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


SIGNATURE(S)                                           DATE               , 1999
            -------------------------------------------    ---------------
NOTE: Please sign name(s) exactly as appearing hereon. When signing as attorney, executor, administrator, or other fiduciary, please give your full title as such. Joint owners should each sign personally.